UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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ISDERA NORTH AMERICA, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISDERA NORTH AMERICA, INC.
50 Pine Drive
Cold Spring Harbor New York 11724
(516) 971-3385

NOTICE OF MEETING OF SHAREHOLDERS
To Be Held
9:00 a.m. May 29, 2008 local time P.R. China
No.2008, Shennan Rd., 22nd Fl, No.1 Building,
Feng Huang Tower, Fu Tian District, Shenzhen City, P.R.China 518026
9:00 p.m. May 28, 2008 Eastern Time (US)

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders (the “Meeting”) of Isdera North America, Inc., a New York corporation (the “Company”), which will be held on May 29, 2008, at 9:00 a.m. local time (P. R. China) (9:00 p.m. Eastern Time (US) May 28, 2008), at No.2008, Shennan Rd., 22nd Fl, No.1 Building, Feng Huang Tower, Fu Tian District, Shenzhen City, P.R.China 518026.

At the Meeting, you will be asked to consider and vote upon: (1) the approval of our change in the state of incorporation of the Company from New York to Nevada by merging the Company with and into a newly formed Nevada subsidiary (the “Reincorporation”), pursuant to an agreement and plan of merger (the “Plan of Merger”); (2) amend the Company’s Certificate of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 to 500,000,000; and (3) amend the Company’s Bylaws to change the Company’s fiscal year end from June 30 to December 31.

The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Meeting. After careful consideration, our Board of Directors has approved the proposals and recommends that you vote FOR each proposal described in the Proxy Statement.

After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our tabulator. Any shareholder of record attending the Meeting may vote in person even if he or she has returned a proxy. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE MEETING IN PERSON.

We look forward to seeing you at the Meeting.

Sincerely,

Jing Jiang
Chief Executive Officer

May 1, 2008

I M P O R T A N T

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE.

TABLE OF CONTENTS

PROPOSAL NO. 1 REINCORPORATION OF THE COMPANY INTO THE STATE OF NEVADA	3
PROPOSAL NO.2 CHANGE OUTSTANDING SHARES	8
PROPOSAL NO. 3 CHANGE OF FISCAL YEAR	9
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS	10
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11

ANNEX A - Form of Agreement and Plan of Merger
ANNEX B – Certificate of Merger (New York) and Articles of Merger (Nevada)
ANNEX C – Material Differences Between New York Business Corporation Law and Nevada Revised Statutes

 ISDERA NORTH AMERICA, INC.
50 Pine Drive
Cold Spring Harbor New York 11724
(516) 971-3385

PROXY STATEMENT FOR
SPECIAL MEETING OF SHAREHOLDERS
To Be Held
9:00 a.m. May 29, 2008 local time P.R. China
No.2008, Shennan Rd., 22nd Fl, No.1 Building,
Feng Huang Tower, Fu Tian District, Shenzhen City, P.R.China 518026
9:00 p.m. May 28, 2008 Eastern Time (US)

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Isdera North America, Inc. (the “Company”) for use at a special meeting of shareholders, to be held at on May 28, 2008, at 9:00 p.m. Eastern Time, 9:00 a.m. local time (P. R. China), at No.2008, Shennan Rd., 22nd Fl, No.1 Building, Feng Huang Tower, Fu Tian District, Shenzhen City, P.R.China 518026. This proxy statement and the accompanying form of proxy will be mailed to our shareholders on or about May 6, 2008. Unless otherwise indicated herein, this proxy statement speaks as of April 28, 2008, which is the record date for the meeting (the “record date”).

  For a proxy to be effective, it must be properly executed and received prior to the Meeting. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted for the proposals described in this proxy statement and at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the Meeting.

  The Company will pay all of the costs of soliciting proxies. We will provide copies of this proxy statement, notice of meeting and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may also solicit proxies by telephone, facsimile, or personal solicitation; however, we will not pay them additional compensation for any of these services.

Shares Outstanding and Voting Rights

Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. On the record date, 4,284,400 shares of common stock were issued and outstanding. Each share of our common stock is entitled to one vote on all matters to be voted upon at the meeting. Holders of common stock do not have the right to cumulative voting in the election of directors. The presence, in person or by proxy, of the holders of a majority of the outstanding shares on the record date will constitute a quorum for the transaction of business at the meeting and any adjournment thereof.

  Persons who hold shares of the Company directly on the record date (“record holders”) must return the enclosed proxy card or attend the meeting in person in order to vote on the proposals. Persons who hold shares of the Company indirectly on the record date through a brokerage firm, bank or other financial institution (“beneficial holders”) must return the enclosed voting instruction form to have their shares voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial holders may either vote these shares on behalf of the beneficial holders or return a proxy leaving these shares un-voted (a “broker non-vote”).

We encourage you to vote by returning your proxy or voting instruction form. Any record holder may attend the meeting in person and may revoke the enclosed proxy at any time by:

•	executing and delivering to the corporate secretary a later-dated proxy;

•	delivering a written revocation to the corporate secretary before the meeting; or

•	voting in person at the meeting.

Beneficial holders who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the meeting and vote in person should contact their brokerage firm, bank or other financial institution holding shares of the Company on their behalf in order to obtain a “legal proxy,” which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial holders cannot vote at the meeting because their brokerage firm, bank or other financial institution will have already voted or returned a broker non-vote on their behalf.

PROPOSAL NO. 1

CHANGE IN OUR STATE OF INCORPORATION
FROM NEW YORK TO NEVADA

The following discussion summarizes certain aspects of the Reincorporation of the Company in Nevada. This summary does not include all of the provisions of the Agreement and Plan of Merger between the Company and its wholly owned subsidiary Isdera North America, Inc. incorporated in the State of Nevada (“Isdera-Nevada”), a copy of which is attached hereto as Annex A (the “Merger Agreement”). THE DISCUSSION CONTAINED IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, AND THE APPLICABLE PROVISIONS OF NEW YORK CORPORATE LAW AND NEVADA CORPORATE LAW.

Background

On March 30, 2008, our Board of Directors adopted resolutions, subject to shareholder approval, to change the Company’s state of incorporation from New York to Nevada.  In order to accomplish the change in the state of incorporation, the Company created a wholly owned subsidiary Isdera-Nevada, and will merge the Company with and into Isdera-Nevada specifically for that purpose.  Pursuant to the terms of the Merger Agreement, Isdera-Nevada will be the surviving corporation and the issued and outstanding shares of the Company’s Common Stock will automatically be converted into shares of Isdera-Nevada common stock at the rate of one share of Isdera-Nevada common stock for each one share of the Company’s common stock.  Upon completion of the merger, the Articles of Incorporation and Bylaws of the Company (as amended pursuant to the proposals hereby, presuming approval by shareholders) will become the governing instruments of the Company, as more thoroughly discussed below. Following the merger, Isdera-Nevada will be the surviving corporation.

Principal Reasons for Reincorporation in Nevada

We believe that the Reincorporation will give us a greater measure of flexibility and simplicity in corporate governance than is available under New York law and will increase the marketability of our securities. The Nevada Revised Statutes (the “NRS”) are generally recognized as one of the most comprehensive and progressive state corporate statutes. By reincorporating the Company in Nevada, the Company (through its successor, Isdera-Nevada) will be better suited to take advantage of business opportunities as they arise and to provide for its ever-changing business needs. We believe that the Company’s growth can be conducted to better advantage if the Company is able to operate under Nevada law.

General Information

The following questions and answers are intended to respond to frequently asked questions concerning the Reincorporation of the Company in Nevada. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Proxy Statement, as well as its appendices and the documents incorporated by reference.

Questions and Answers

Q:	Why is the Company reincorporating in Nevada?

A:
Nevada is a nationally-recognized leader in adopting and implementing comprehensive and flexible corporation laws that are frequently revised and updated to accommodate changing legal and business needs.  In light of the Company’s anticipated growth, our Board of Directors believes that it will be beneficial to the Company and its shareholders to obtain the benefits of Nevada’s corporation laws.

Q:	What are the principal features of the Reincorporation?

A:
The Reincorporation will be accomplished by a merger of the Company with and into its wholly-owned, newly formed subsidiary, Isdera North America, Inc., a Nevada corporation (“Isdera-Nevada). One new share of the Isdera-Nevada common stock will be issued for each share of Company common stock that is held by our stockholders at the effective time of the Reincorporation.

Q:	How will the Reincorporation affect my ownership of Isdera-New York?

A:	After the Reincorporation becomes effective, you will own the same percentage of Isdera-Nevada that you owned of the Company immediately prior to the Reincorporation.

Q:	How will the Reincorporation affect the officers and directors of the Company?

A:	The sole officer and director of the Company will become the sole officer and director of Isdera-Nevada after the Reincorporation.

Q:	How do I exchange stock certificates of the Company for stock certificates of Isdera-Nevada?

A:	After the Reincorporation, our transfer agent will send you the documents necessary to exchange your stock certificates.

Q:	What happens if I do not surrender my stock certificates of the Company?

A:	Although we encourage you to surrender your stock certificates, you are not required to do so in order to continue to have the rights as a stockholder of Isdera-Nevada.

Q:	What if I have lost my the Company stock certificates?

A:
If you have lost your the Company stock certificates, you should contact our transfer agent as soon as possible to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damage or costs if the certificate is later delivered for conversion. Our transfer agent may be reached at:

Manhattan Transfer Registrar Company
57 Eastwood Road
Miller Place, New York 11764
Attn: John Ahearn
Tel: (631) 9287655

Q:	Can I require the Company to purchase my stock as a result of the Reincorporation?

A:	No. Under New York law, you are not entitled to appraisal and purchase of your stock as a result of the Reincorporation.

Q:	Who will pay the costs of Reincorporation?

A:
The Company will pay all of the costs of the Reincorporation, including the costs of printing and distributing this Proxy Statement and related legal and accounting services. Each stockholder must pay the costs of exchanging his or her stock certificates for new stock certificates.

Q:	Will I have to pay taxes as a result of the Reincorporation?

A:
We believe that the Reincorporation is not a taxable event and that you will be entitled to the same aggregate basis in the shares of Isdera-Nevada that you had in your shares of the Company. EVERYONE’S TAX SITUATION IS DIFFERENT, AND YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR REGARDING THE TAX EFFECTS OF THE REINCORPORATION.

At the Effective Time:

●
each outstanding share of Isdera-New York common stock, par value $0.001 per share (the “New York Common Stock”), will be converted into one share of Isdera- Nevada common stock, par value $0.001 per share (the “Nevada Common Stock”);

●	the Company will cease to exist; and

●
Isdera-Nevada will: (i) accede to all of the rights, privileges, immunities and powers of the Company; (ii) acquire and possess all of the property of the Company whether real, personal or mixed; and (iii) assume all of the debts, liabilities, obligations and duties of the Company.

After the Effective Time, the Company will be governed by the laws of the State of Nevada and the Company’s Articles of Incorporation, and Bylaws (both as amended pursuant to the proposals submitted hereby provided adequate shareholder approval is obtained hereby).

The effectiveness of the Reincorporation is conditioned upon the filing of Certificate of Merger with the State of New York and Articles of Merger with the State of Nevada (copies attached as Annex B). We anticipate filing documents in the respective states promptly after the date the meeting is held and requisite vote is obtained, at which time the Reincorporation will become effective. As a result of the Reincorporation, we will cease our corporate existence in the State of New York. Pursuant to the terms of the Merger Agreement, the merger may be abandoned by the Board of Directors of the Company at any time prior to the Effective Time.

No Change in Management or Board Members

After the Effective Time, the members of the Board of Directors of Isdera-Nevada will be the same persons presently serving on the Board of Directors of the Company. The individuals who will serve as executive officers of Isdera- Nevada will be the same persons who currently serve as executive officers of the Company. Such persons and their respective positions are set forth below under the caption “Board of Directors and Executive Officers.”

Dissenter’s Rights

Under New York law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed Reincorporation.

Capitalization

The authorized capital of the Company on the Record Date consisted of 50,000,000 shares of Common Stock, par value $0.001 per share. As of the Record Date, 4,248,400 shares of the Company Common Stock were outstanding. The authorized capital of the surviving entity will be 500,000,000 shares of common stock, par value $0.001 per share, provided Proposal 2 herein is approved by the shareholders, and 50,000,000 shares of common stock, par value $0.001 per share if Proposal 2 herein is not approved by the shareholders. Therefore, at the Effective Time, the Company will have approximately 495,715,600 shares of Nevada Common Stock available for issuance provided Proposal 2 herein is approved by the shareholders, and 45,715,600 shares of Nevada Common Stock available for issuance provided Proposal 2 herein is not approved by the shareholders. The Reincorporation will not affect total stockholder equity or total capitalization of the Company.

Change from New York Law to Nevada Law

As a result of the Reincorporation, the Company will now be governed by Nevada corporation laws. Attached as Annex C is a chart showing some of the material differences between the New York Business Corporation Laws (“NYBCL”) and the Nevada Revised Statutes (“NRS”).  This Annex does not address each difference between the NYBCL and NRS, but focuses on some of those differences which the Company believes are most relevant to the existing shareholders.  This Annex is not intended as an exhaustive list of all differences, and is qualified in its entirety by reference to the NYBCL and NRS. This Annex is not intended to be complete, and stockholders should refer to the NYBCL and the NRS to understand how these laws apply.

Accounting Treatment

The Company has not requested and will not request a ruling from the Internal Revenue Service, nor has the Company requested or received a tax opinion from an attorney, as to the various tax consequences of the Reincorporation in the State of Nevada.  We anticipate that the Reincorporation would be accounted for as a reverse merger under which, for accounting purposes, the Company would be considered the acquiror and the surviving corporation, would be treated as the successor to the Company’s historical operations. Accordingly, the Company’s historical financial statements would be treated as the financial statements of the surviving corporation.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reincorporation may not be the same for all shareholders.  EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISORS TO DETERMINE PARTICULAR FEDERAL TAX CONSEQUENCES TO SUCH SHAREHOLDERS OF THE REINCORPORATION, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER LAWS.

Exchange of Stock Certificates

Following effectiveness of the Reincorporation in Nevada, all stock certificates which represented shares of the Company’s Common Stock shall represent ownership of Isdera-Nevada common stock.  We will print new stock certificates and we will obtain a new CUSIP number for our common stock that reflects the change in our state of incorporation, although shareholders will not be required to tender their old stock certificates for transfer. However, to eliminate confusion in transactions in the Company’s securities in the over-the-counter market, management urges shareholders to surrender their old certificates in exchange for new certificates issued in the new name of the Company.  Each shareholder will be entitled to submit his or her old stock certificates (any certificates issued prior to the effective date of the change in the Company’s state of incorporation) to the transfer agent of the Company, Manhattan Transfer Registrar Company, 57 Eastwood Road, Miller Place, New York 11764, Telephone (631) 928-7655, and to be issued in exchange therefor, new common stock certificates representing the number of shares of Isdera-Nevada common stock of which each shareholder is the record owner after giving effect to the Reincorporation.  The Company will not pay for issuing stock certificates in the name of a person other than the name appearing on the old certificate or for the issuance of new stock certificates in excess of the number of old certificates submitted by a shareholder. The holder of an unsurrendered Company Common Stock Certificates will also be entitled to exercise all voting and other rights as a holder of Isdera-Nevada Common Stock. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S).

Potential Interests of Directors and Officers

The Company’s sole director and officer has no separate interests in this proposal that would be expected to differ materially from the general interests of the Company’s shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
APPROVAL OF THE REINCORPORATION
AS DESCRIBED ABOVE IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2
Amend Certificate of Incorporation
to Increase Authorized Shares

The Company’s authorized capital on the Record Date as provided in the Company’s Certificate of Incorporation consisted of 50,000,000 shares of Common Stock, par value $0.001 per share.  This proposal provides for an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000. As set forth above, as a result of the Reincorporation, the Certificate of Incorporation of the Company will become the Articles of Incorporation of the surviving entity, and thus the board of directors of the surviving corporation will have additional shares of common stock available for issuance in the future.  This will provide management with increased flexibility in taking prompt advantage of future potential acquisition and equity financing transactions without the expense and delay of calling meetings of the stockholders to authorize increases in authorized capital. Issuance of additional shares of common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval. We have no plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of Common Stock for any purpose, including future acquisitions and/or financings. The issuance of additional shares of common stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing holders of Common Stock and may adversely affect the market price of the Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
AS DESCRIBED ABOVE IN THIS PROPOSAL NO. 2.

PROPOSAL NO. 3
Amend Bylaws
to Change Fiscal Year End

The current Bylaws of the Company provide for a fiscal year end of June. This proposal provides for an amendment to the Company’s Bylaws to change the fiscal year end of the Company from June to December. The current fiscal year end (June) was chosen by former management. An overwhelming majority of public companies operate on a December year end, and shareholders have become accustomed to interpreting financial statements on a calendar year end. Current management believes that changing the fiscal year end to December will permit shareholders to better analyze and understand our financial statements. As set forth above, as a result of the Reincorporation, the Bylaws of the Company will become the Bylaws of the surviving entity, and thus management will gain increased flexibility in taking prompt advantage of future potential acquisition and equity financing transactions without the expense and delay of calling meetings of the stockholders. We have no plans, proposals or arrangements, written or otherwise, at this time to enter into any acquisitions or financings.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
AMENDMENT OF THE COMPANY’S BYLAWS
TO CHANGE THE FISCAL YEAR
AS DESCRIBED ABOVE IN THIS PROPOSAL NO. 3.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Our board of directors, and executive officers and their respective positions as of the record date are set forth in the following table.

Name	Age	Position

Jing Jiang	26	Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary

Jing Jiang

Ms. Jiang, born in February 1982, has been employed as an internal auditor by Shanghai Bao Gang Group Limited from July 2004 until September 2006, where she audited and oversaw the company’s accounting transactions. She was then employed as the director and President by Cosell Investments Limited from February 2007 until present.

Ms. Jiang is a director with one other reporting company in the United States (Best Care, Inc.). There are no family relationships between Ms. Jiang and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Ms. Jiang (or any member of her immediate family) had or is to have a direct or indirect material interest.

Ms. Jiang has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Ms. Jiang has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Ms. Jiang has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Parties

We are not a party to any transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of 5% or more of our outstanding common stock and members of their immediate families.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of our outstanding common stock as of April 28, 2008 based on information available to us and filings with the SEC by:

•	each of our directors;

•	each of our named executive officers, as defined in Executive Compensation below; and

•	all directors and executive officers serving as of the record date, reported as a group.

As of April 28, 2008, except as set forth in the table below, there was no person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership is based on 4,248,400 shares of common stock outstanding as of April 28, 2008.

	Shares Beneficially Owned
		Percent of
Name of Beneficial Owner	Number(1)	Class(2)

Jing Jiang (3)	1,495,000	34.8%

All current executive officers and directors as a group (1 person)	1,495,000	34.8%

(1)
Represents shares of common stock held as of April 28, 2008, plus shares of common stock that may be acquired upon exercise of options, warrants and other rights exercisable within 60 days from April 3, 2008.

(2)
Based on 4,248,400 shares of common stock outstanding as of April 28, 2008. The percentage ownership and voting power for each person (or all directors and executive officers as a group) is calculated by assuming the exercise of all options exercisable within 60 days of April 28, 2008 held by such person and the non-exercise and non-conversion of all other outstanding warrants, options and convertible securities.

(3)
Ms. Jiang is the Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Represents shares of Common Stock of the Company held in the name Cosell Investments, Ltd., a corporation organized under the laws of the British Virgin Islands, of which Ms. Jiang is President and sole shareholder.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ENCLOSED PROXY.

ISDERA NORTH AMERICA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Jing Jiang his true and lawful agent and proxy with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of Isdera North America, Inc. to be held at 9:00 a.m. local time (P. R. China) ( 9 p.m. May 28, 2008 Eastern Time (US)), at No.2008, Shennan Rd., 22nd Fl, No.1 Building, Feng Huang Tower, Fu Tian District, Shenzhen City, P.R.China 518026, and at any adjournments thereof, and to vote as designated.

This proxy, when properly executed, will be voted in the manner you direct. If no direction is made, your proxy will be voted FOR the proposals and nominees described in the enclosed proxy statement and in the discretion of the proxy holders on all other matters that may come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.
YOUR VOTE IS IMPORTANT! PLEASE VOTE.
(Continued and to be signed on the reverse side)

Proposal 1: Approve our proposed change in our state of incorporation from New York to Nevada.

○ Vote For	○ ○ Vote Against	○ Abstain
Proposal 2: Approve the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000.

○ Vote For	○ ○ Vote Against	○ Abstain
Proposal 3: Approve the amendment to our Bylaws to change the fiscal year end to December.

○ Vote For	○ ○ Vote Against	○ Abstain

and to vote on such other business as may properly come before the meeting.

Date:

Signature of Shareholder(s)	Signature of Shareholder(s)

This proxy must be signed exactly as the name appears herein. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THANK YOU FOR VOTING

ANNEX A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of _______, 2008, is made and entered into by and between ISDERA NORTH AMERICA, INC., a New York corporation (“Isdera-New York”) and ISDERA NORTH AMERICA, INC., a Nevada corporation and a wholly owned subsidiary of Isdera-New York (“Isdera-Nevada”).

RECITALS

WHEREAS, Isdera-Nevada was formed in the State of Nevada on ___, 2008 as a wholly-owned subsidiary of Isdera-New York; and

WHEREAS, the board of directors of each of the Isdera-New York and Isdera-Nevada deems it advisable and in the best interests of the Isdera-New York and Isdera-Nevada, respectively, upon the terms and subject to the conditions herein stated, that the Isdera-New York be merged with and into Isdera-Nevada and that Isdera-Nevada be the surviving corporation (the “Merger”); and

WHEREAS, Isdera-New York will submit this Agreement for approval by written consent of the holders of shares of common stock, $0.01 par value, of Isdera-New York and Isdera-Nevada (the “Common Stock”).

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that Isdera-New York shall be merged with and into Isdera-Nevada on the terms and conditions hereinafter set forth.

ARTICLE I
MERGER

1. Effective on the time the Articles of Merger are accepted for filing in New York and the Certificate of Merger is accepted for filing in Nevada (the “Effective Time”), Isdera-New York shall be merged with and into Isdera-Nevada in accordance with the Nevada Revised Statutes (“NRS”) and the New York Business Corporation Law (“NYBCL”), and the separate existence of Isdera-New York shall cease and Isdera-Nevada (hereinafter sometimes referred to as the “Surviving Corporation”) shall continue to exist under the name of Isdera North America, Inc. by virtue of, and shall be governed by, the laws of the State of Nevada.

ARTICLE II
CERTIFICATE OF INCORPORATION
OF THE SURVIVING CORPORATION

2. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Isdera-New York (as amended), as in effect immediately prior to the Effective Time, unless and until thereafter amended as provided by applicable law.

ARTICLE III
BYLAWS OF THE SURVIVING CORPORATION

3. The amended Bylaws (as amended) of Isdera-New York shall be the Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time.

ARTICLE IV
EFFECT OF MERGER ON STOCK
OF CONSTITUENT CORPORATIONS

4.1  At the Effective Time, each authorized share of common stock of Isdera-New York, consisting of 500,000,000 shares of Common Stock, par value $0.001 per share (the “New York Common Stock”), of which 4,284,400 shares are, as of the date hereof, issued and outstanding, shall be converted into one (1) share of common stock, par value $0.001 per share, of the Surviving Corporation (the “Nevada Common Stock”).

4.2  At and after the Effective Time, each share of New York Common Stock shall be cancelled and retired and, by virtue of the Merger and without further action, shall cease to exist.

4.3  At and after the Effective Time, all documentation which prior to that time evidenced and represented New York Common Stock shall be deemed for all purposes to evidence ownership of and to represent those shares of Nevada Common Stock into which the New York Common Stock represented by such documentation has been converted as herein provided and shall be so registered on the books and records of Isdera-Nevada. Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Isdera-New York so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

4.4 If any certificate for shares of Nevada Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Company or its transfer agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Isdera-Nevada that such tax has been paid or is not payable.

ARTICLE V
CORPORATE EXISTENCE, POWERS AND
LIABILITIES OF SURVIVING CORPORATION

5.1  On the Effective Time, the separate existence of Isdera-New York shall cease and Isdera-New York shall be merged with and into Isdera-Nevada in accordance with the provisions of this Agreement. Thereafter, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of Isdera-New York; and all rights, privileges, powers and franchises of Isdera-New York, and all property, real, personal and mixed, and all debts due to each of them on whatever account, as well as stock subscriptions and all other things in action or belonging to Isdera-New York, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter effectually the property of the Surviving Corporation as they were of Isdera-New York, and the title to any real estate, whether by deed or otherwise, vested in Isdera-New York shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Isdera-New York shall be preserved unimpaired, and all debts, liabilities and duties shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

ARTICLE VI
OFFICERS AND DIRECTORS
OF SURVIVING CORPORATION

6. At the Effective Time, the officers and directors of Isdera-New York shall become the officers and directors of the Surviving Corporation, and such persons shall hold office in accordance with the Bylaws of the Surviving Corporation or until their respective successors shall have been appointed or elected and qualified.

ARTICLE VII
APPROVAL BY STOCKHOLDERS;
AMENDMENT; EFFECTIVE TIME

7.1  This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of the stockholders of Isdera-New York in accordance with New York law. As promptly as practicable after approval of this Agreement by such stockholders in accordance with applicable law, duly authorized officers of Isdera-Nevada and Isdera-New York shall make and execute a Certificate of Merger and Articles of Merger or other applicable certificates or documentation effecting this Agreement and shall cause such document or documents to be filed with the Secretaries of State of the States of Nevada and New York, respectively, in accordance with the applicable Nevada and New York law.

7.2  The respective Boards of Directors of Isdera-Nevada and Isdera-New York may amend this Agreement at any time prior to the Effective Time.

ARTICLE VIII
PAYMENT OF FEES AND FRANCHISE TAXES

8. The Surviving Corporation shall be responsible for the payment of all fees and franchise taxes of Isdera-New York relating to or required to be paid in connection with the Merger.

ARTICLE IX
TERMINATION OF MERGER

9. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after stockholder approval of this Agreement, by the consent of the Board of Directors of Isdera-Nevada and the Board of Directors of Isdera-New York.

ARTICLE X
MISCELLANEOUS AND GENERAL

10.1 The Merger is intended to be a tax-free plan or reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

10.2 This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

10.3 The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, all as of the day and year first above written.

ISDERA NORTH AMERICA, INC., a New York corporation

By:
Name: Jing Jiang
Title: Chief Operating Officer and Secretary

ISDERA NORTH AMERICA, INC., a Nevada corporation

By:
Name: Jing Jiang
Title: Chief Operating Officer and Treasurer

ANNEX B

 CERTIFICATE OF MERGER

OF

ISDERA NORTH AMERICA, INC.
(a New York Corporation)

INTO

ISDERA NORTH AMERICA, INC.
(a Nevada Corporation)

Under Section 907 of the Business Corporation Law
of the State of New York

BERKMAN, HENOCH, PERTERSON & PEDDY
100 GARDEN CITY PLAZA
GARDEN CITY, NEW YORK 11530
ATTN: JEFFREY M. STEIN

CERTIFICATE OF MERGER

OF

ISDERA NORTH AMERICA, INC.
(a New York Corporation)

INTO

ISDERA NORTH AMERICA, INC.
(a Nevada Corporation)

Under Section 907 of the Business Corporation Law
of the State of New York

The undersigned, being, respectively, authorized officers of ISDERA NORTH AMERICA, INC. (a New York Corporation), a corporation duly organized and existing under and by virtue of the laws of the State of New York and ISDERA NORTH AMERICA, INC. (a Nevada Corporation), a foreign corporation duly organized and existing under and by virtue of the laws of the State of Nevada, do hereby certify and set forth as follows:

FIRST: The name of each constituent corporation is as follows:

ISDERA NORTH AMERICA, INC.
(a New York Corporation)

ISDERA NORTH AMERICA, INC.
(a Nevada Corporation)

SECOND: The name of the surviving corporation is ISDERA NORTH AMERICA, INC. (a Nevada Corporation) is a corporation of the State of Nevada.

THIRD: The designation, number and voting rights of the outstanding shares of each class and series of the constituent corporation is as follows:

ISDERA NORTH AMERICA, INC. (a New York Corporation)

Class	Number Issued

ISDERA NORTH AMERICA, INC. (a Nevada Corporation)

Class	Number Issued

FOURTH: The date when the Certificate of Incorporation of ISDERA NORTH AMERICA, INC. (a Nevada Corporation) was filed by the Nevada Department of State is ___________________________.

FIFTH: The jurisdiction of incorporation of ISDERA NORTH AMERICA, INC. (a New York Corporation) is the State of New York, and the date of incorporation is August 9, 2006.

SIXTH: No Application for Authority in the State of New York of the surviving corporation to transact business as a foreign corporation therein was filed by the Department of State of the State of New York; and it is not to do business in the State of New York until an Application for Authority shall have been filed by the Department of State of the State of New York.

SEVENTH: The merger herein certified was authorized in respect of the merged corporation by the vote of the holders of at least two-thirds of all outstanding shares of the corporation entitled to vote on the plan of merger under the certificate of incorporation and by the class vote of the holders of at least a majority of all outstanding shares of each class which are denied voting power under the certificate of incorporation, but which are entitled to vote by class under paragraph (a)(2)(ii) of Section 903 of the Business Corporation Law.

EIGHTH: The surviving corporation hereby agrees that it may be served with process in this state in any action or special proceeding for the enforcement of any liability or obligation of any domestic corporation or of any foreign corporation, previously amenable to suit in this state, which is a constituent corporation in such merger, and for the enforcement of the right of shareholders of any subsidiary domestic corporation to receive payment for their shares against the surviving corporation.

NINTH: The surviving corporation hereby agrees that, subject to the provisions of Section 623, it will promptly pay to the shareholders of each subsidiary domestic corporation the amount, if any, to which they shall be entitled under the provisions of this chapter.

TENTH: The surviving corporation hereby designates the Secretary of State as the agent of the corporation upon whom process against it may be served. The post-office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is _______________________________________________________ ________________________________________________________________________________________________________________
________________________________________________________________________________________________________________

ELEVENTH: The merger is permitted by the laws of the jurisdiction of each constituent foreign corporation and is in compliance therewith.

TWELFTH: All fees and taxes (including penalties and interest) administered by the Department of Taxation and Finance of the State of New York which are now due and payable by each constituent domestic corporation have been paid and a cessation franchise tax report (estimated or final) through the anticipated date of merger has been filed by each constituent domestic corporation. The said report, if estimated, is subject to amendment. The surviving foreign corporation agrees that it will within 30 days after the filing of the certificate of merger file the cessation tax report, if an estimated report was previously filed, and promptly pay to the Department of Taxation and Finance of the State of New York all fees and taxes (including penalties and interest), it any, due to the Department of Taxation and Finance by each constituent domestic corporation.

IN WITNESS WHEREOF, we hereunto sign our names this _______ day of ________, 2008.

ISDERA NORTH AMERICA, INC.
(a Nevada Corporation)

Jing Jiang, President

ISDERA NORTH AMERICA, INC.
(a New York Corporation)

Jing Jiang, President

Annex C

New York	Nevada
Special Meetings of Stockholders
 NYBCL Section 602 provides that special meetings of the shareholders may be called by the board and by such person or persons as may be so authorized by the certificate of incorporation or the by-laws. NYBCL Section 603 provides If, for a period of one month after the date fixed by or under the by-laws for the annual meeting of shareholders, or if no date has been so fixed, for a period of thirteen months after the formation of the corporation or the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board shall call a special meeting for the election of directors. If such special meeting is not called by the board within two weeks after the expiration of such period or if it is so called but there is a failure to elect such directors for a period of two months after the expiration of such period, holders of ten percent of the votes of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors specifying the date and month thereof, which shall not be less than sixty nor more than ninety days from the date of such written demand. The secretary of the corporation upon receiving the written demand shall promptly give notice of such meeting, or if he fails to do so within five business days thereafter, any shareholder signing such demand may give such notice. The meeting shall be held at the place fixed in the by-laws or, if not so fixed, at the office of the corporation.

NRS Section 78.310 provides that, unless otherwise set forth in the articles of incorporation or bylaws, the Board of Directors, any two directors or the President may call a special meeting of stockholders.

Actions by Written Consent of Stockholders
NYBCL Section 615 provides that whenever under this chapter shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon or, if the certificate of incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

NRS Section 78.310 provides that, unless the articles/certificate of incorporation provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing.

Duration of Proxies
NYBCL Section 609 provides that no proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in this section.

NRS Section 78.355 provides that no proxy is valid after the expiration of 6 months from the date of its creation unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed 7 years from the date of its creation. A proxy shall be deemed irrevocable if the written authorization states that the proxy is irrevocable, but is irrevocable only for as long as it is coupled with an interest sufficient in law to support an irrevocable power. Unless otherwise provided in the proxy, a proxy made irrevocable pursuant to this subsection is revoked when the interest with which it is coupled is extinguished, but the corporation may honor the proxy until notice of the extinguishment of the proxy is received by the corporation. A transferee for value of shares subject to an irrevocable proxy may revoke the proxy if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

New York	Nevada
Removal of Directors
NYBCL Section 706 provides (a) Any or all of the directors may be removed for cause by vote of the shareholders. The certificate of incorporation or the specific provisions of a by-law adopted by the shareholders may provide for such removal by action of the board, except in the case of any director elected by cumulative voting, or by the holders of the shares of any class or series, or holders of bonds, voting as a class, when so entitled by the provisions of the certificate of incorporation; and (b) If the certificate of incorporation or the by-laws so provide, any or all of the directors may be removed without cause by vote of the shareholders.

NRS Section 78.335 provides directors of a corporation may be removed from office by the holders of not less than two-thirds of the voting power of the corporation’s issued and outstanding stock. It does not distinguish between removal of directors with and without cause. All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the articles of incorporation.

Vacancies in Directors
NYBCL Section 705 provides that (a) Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by vote of the board. If the number of the directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office. Nothing in this paragraph shall affect any provision of the certificate of incorporation or the by-laws which provides that such newly created directorships or vacancies shall be filled by vote of the shareholders, or any provision of the certificate of incorporation specifying greater requirements as permitted under section 709 (Greater requirements as to quorum and vote of directors); and (b) Unless the certificate of incorporation or the specific provisions of a by-law adopted by the shareholders provide that the board may fill vacancies occurring in the board by reason of the removal of directors without cause, such vacancies may be filled only by vote of the shareholders.

NRS Section 78.335 provides that subject to the rights, if any, of any series of preferred stock to elect directors and to fill vacancies on the Board of Directors, vacancies on the Board of Directors may be filled by the vote of a majority of the remaining directors then in office, even if less than a quorum.

Combination with Interested Shareholders
NYBCL Section 912 provides that no domestic corporation shall engage in any business combination with any interested shareholder of such corporation for a period of five years following such interested shareholder's stock acquisition unless such business combination or purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date is approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date. If a good faith proposal is made in writing to the board of directors of such corporation regarding a business combination, the board of directors shall respond, in writing, within thirty days or such shorter period, if any, as may be required by the Exchange Act, setting forth its reasons for its decision regarding such proposal. If a good faith proposal to purchase stock is made in writing to the board of directors of such corporation, the board of directors, unless it responds affirmatively in writing within thirty days or such shorter period, if any, as may be required by the Exchange Act, shall be deemed to have disapproved such stock purchase; and (c) Notwithstanding anything to the contrary contained in this chapter (except the provisions of paragraphs (b) and (d) of this section), no domestic corporation shall engage at any time in any business combination with any interested shareholder of such corporation other than a business combination specified in any one of subparagraph (1), (2) or (3): (1) A business combination approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date, or where the purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date had been approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date. (2) A business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate or associate of such interested shareholder at a meeting called for such purpose no earlier than five years after such interested shareholder's stock acquisition date. (3) A business combination that meets all of the following conditions: (A) The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of common stock of such corporation in such business combination is at least equal to the higher of the following: (i) the highest per share price paid by such interested shareholder at a time when he was the beneficial owner, directly or indirectly, of five percent or more of the outstanding voting stock of such corporation, for any shares of common stock of the same class or series acquired by it (X) within the five-year period immediately prior to the announcement date with respect to such business combination, or (Y) within the five-year period immediately prior to, or in, the transaction in which such interested shareholder became an interested shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which such highest per share acquisition price was paid through the consummation date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since such earliest date, up to the amount of such interest; and (ii) the market value per share of common stock on the announcement date with respect to such business combination or on such interested shareholder's stock acquisition date, whichever is higher; plus interest compounded annually from such date through the consummation date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since such date, up to the amount of such interest.

NRS Sections 78.411 through 78.444 prohibits a corporation from engaging in any “business combination” with any person that owns, directly or indirectly, 10% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 10% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation’s assets. The three-year waiting period does not apply, however, if the Board of Directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 10% of such stock before the stockholder obtained such ownership.
 Furthermore, a corporation may not engage in any business combination with an interested stockholder after the expiration of three years from the date that such stockholder obtained such ownership unless the combination meets all of the requirements of the corporation’s articles of incorporation, and:
☐ is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder proposing the combination at a meeting called for that purpose no earlier than three years after the interested stockholder’s date of acquiring shares; or
☐    the form and amount of consideration to be received by stockholders (excluding the interested stockholder) of the corporation satisfy certain tests and, with limited exceptions, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation after becoming an interested stockholder and before the business combination is consummated.

Dividends and other Distributions
NYBCL Section 510 provides (a) A corporation may declare and pay dividends or make other distributions in cash or its bonds or its property, including the shares or bonds of other corporations, on its outstanding shares, except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the certificate of incorporation. (b) Dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital; except that a corporation engaged in the exploitation of natural resources or other wasting assets, including patents, or formed primarily for the liquidation of specific assets, may declare and pay dividends or make other distributions in excess of its surplus, computed after taking due account of depletion and amortization, to the extent that the cost of the wasting or specific assets has been recovered by depletion reserves, amortization or sale, if the net assets remaining after such dividends or distributions are sufficient to cover the liquidation preferences of shares having such preferences in involuntary liquidation.

NRS Section 78.288 prohibits distributions to stockholders when the distributions would (i) render the corporation unable to pay its debts as they become due in the usual course of business and (ii) render the corporation’s total assets less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Liability of Directors/Officers
NYBCL Section 719 provides that Directors of a corporation who vote for or concur in any of a list of corporate actions shall be jointly and severally liable to the corporation for the benefit of its creditors or shareholders, to the extent of any injury suffered by such persons, respectively, as a result of such action. These include, but are not limited to the following actions to the extent such is contrary to the applicable provisions of the NYBCL: distribution of assets to shareholders after dissolution; making of any loan contrary to section 714 of the NYBCL; and purchase of shares of the corporation; declaration of any dividend or other distribution.

NRS Section 78.138 provides that, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or office unless it is proven that: (a) His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Amendment to Articles of Incorporation
NYBCL Section 803 provides that Amendment or change of the certificate of incorporation may be authorized by vote of the board, followed by vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders

NRS 78.390 requires the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation’s articles of incorporation.

Nevada law does not require stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation’s charter documents grant such power to its board of directors. The holders of the outstanding shares of a particular class are entitled to vote as a class on a proposed amendment if the amendment would alter or change the power, preferences or special rights of one or more series of any class so to affect them adversely.

Control Share Acquisitions
No equivalent section.
NRS Sections 78.378 through 78.3793 limit the voting rights of certain acquired shares in a corporation. The provisions generally apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation's then outstanding voting securities: (i) 20% or more but less than 33%; (ii) 33% or more but less than 50%; or (iii) 50% or more.  The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation's articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person's securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities.

Appraisal Rights
NYBCL Section 910 provides that (a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases: (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C). (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available: (i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or (ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or (iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction. (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623. (3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

NRS Section 92A.390 provides:1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless: (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except: (1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of: (I) The surviving or acquiring entity; or (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or (2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b). 2.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
NRS Section 78.3793  provides that unless otherwise provided in the articles of incorporation or the bylaws of the issuing corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person, if the control shares are accorded full voting rights pursuant to NRS 78.378 to 78.3793, inclusive, and the acquiring person has acquired control shares with a majority or more of all the voting power, any stockholder, as that term is defined in NRS 92A.325, other than the acquiring person, whose shares are not voted in favor of authorizing voting rights for the control shares may dissent in accordance with the provisions of NRS 92A.300 to 92A.500, inclusive, and obtain payment of the fair value of his shares.

NRS Section 92A.390 provides: 1.  There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless: (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except: (1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of: (I) The surviving or acquiring entity; or (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or (2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b). 2.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

Sale of Assets
NYBCL Section 909 provides (a) A sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the usual or regular course of the business actually conducted by such corporation, shall be authorized only in accordance with the following procedure: (1) The board shall authorize the proposed sale, lease, exchange or other disposition and direct its submission to a vote of shareholders. (2) Notice of meeting shall be given to each shareholder of record, whether or not entitled to vote. (3) The shareholders shall approve such sale, lease, exchange or other disposition and may fix, or may authorize the board to fix, any of the terms and conditions thereof and the consideration to be received by the corporation therefor, which may consist in whole or in part of cash or other property, real or personal, including shares, bonds or other securities of any other domestic or foreign corporation or corporations, by vote at a meeting of shareholders of (A) for corporations in existence on the effective date of this clause the certificate of incorporation of which expressly provides such or corporations incorporated after the effective date of this clause, a majority of the votes of all outstanding shares entitled to vote thereon or (B) for other corporations in existence on the effective date of this clause, two-thirds of the votes of all outstanding shares entitled to vote thereon. (b) A recital in a deed, lease or other instrument of conveyance executed by a corporation to the effect that the property described therein does not constitute all or substantially all of the assets of the corporation, or that the disposition of the property affected by said instrument was made in the usual or regular course of business of the corporation, or that the shareholders have duly authorized such disposition, shall be presumptive evidence of the fact so recited. (c) An action to set aside a deed, lease or other instrument of conveyance executed by a corporation affecting real property or real and personal property may not be maintained for failure to comply with the requirements of paragraph (a) unless the action is commenced and a notice of pendency of action is filed within one year after such conveyance, lease or other instrument is recorded or within six months after this subdivision takes effect, whichever date occurs later. (d) Whenever a transaction of the character described in paragraph (a) involves a sale, lease, exchange or other disposition of all or substantially all the assets of the corporation, including its name, to a new corporation formed under the same name as the existing corporation, upon the expiration of thirty days from the filing of the certificate of incorporation of the new corporation, with the consent of the state tax commission attached, the existing corporation shall be automatically dissolved, unless, before the end of such thirty-day period, such corporation has changed its name. The adjustment and winding up of the affairs of such dissolved corporation shall proceed in accordance with the provisions of article 10 (Non-judicial dissolution) (hereof). (e) The certificate of incorporation of a corporation formed under the authority of paragraph (d) shall set forth the name of the existing corporation, the date when its certificate of incorporation was filed by the department of state, and that the shareholders of such corporation have authorized the sale, lease, exchange or other disposition of all or substantially all the assets of such corporation, including its name, to the new corporation to be formed under the same name as the existing corporation. (f) Notwithstanding shareholder approval, the board may abandon the proposed sale, lease, exchange or other disposition without further action by the shareholders, subject to the rights, if any, of third parties under any contract relating thereto.

NRS Section 78.565  provides:  1.  Unless otherwise provided in the articles of incorporation, every corporation may, by action taken at any meeting of its board of directors, sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions as its board of directors may approve, when and as authorized by the affirmative vote of stockholders holding stock in the corporation entitling them to exercise at least a majority of the voting power. 2.  Unless otherwise provided in the articles of incorporation, a vote of stockholders is not necessary: (a) For a transfer of assets by way of mortgage, or in trust or in pledge to secure indebtedness of the corporation; or (b) To abandon the sale, lease or exchange of assets.